Vertro, Inc. Announces Third Quarter 2010 Results

Revenue from Continuing Operations
 Up 15% Quarter-Over-Quarter and 32% Year-Over-Year

$0.4 million in GAAP Income and Adjusted EBITDA
 from Continuing Operations

NEW YORK, NY – November 4, 2010 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the third quarter ended September 30, 2010.

Summary of Third Quarter 2010 Results from Continuing Operations:

•	Revenue of $9.8 million in Q3 2010, compared to revenue of $8.5 million in Q2 2010;

•	Gross margins of 95% in Q3 2010, comparable to the 96% gross margins in Q2 2010;

•
GAAP income from continuing operations of $0.4 million or $0.05 per basic share in Q3 2010, compared to GAAP income from continuing operations of $0.2 million or $0.03 per basic share in Q2 2010.  GAAP income in Q3 2010 included a non-recurring $0.2 million gain in deferred rent adjustments.

•
EBITDA for Q3 2010 of $0.4 million as compared to $0.2 million at Q2 2010. Both Q2 and Q3 2010 EBITDA reflected $0.2 million in non-cash compensation expense, and Q3 2010 included a non-recurring $0.2 million gain in deferred rent adjustments.

•
Adjusted EBITDA of $0.4 million in Q3 2010, compared to Adjusted EBITDA of $0.5 million in Q2 2010.  Q3 2010 Adjusted EBITDA excluded $0.2 million in non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.  Q2 2010 Adjusted EBITDA excluded $0.2 million in non-cash compensation expense and a $0.1 million in severance expenses.

“Q3 was a good quarter for Vertro. We met our expectation of double digit sequential quarterly revenue growth, achieved strong user growth both in English speaking countries as well as international markets, posted our fourth consecutive quarter of EBITDA profitability, and added cash to our balance sheet,” commented Peter Corrao, Vertro’s President and CEO.

Third Quarter Results from Continuing Operations

Revenue was $9.8 million in Q3 2010, compared to Q2 2010 revenue from continuing operations of $8.5 million.

Gross margins were 95% in Q3 2010, compared to 96% in Q2 2010. Gross margin excludes customer acquisition costs of $6.7 million in Q3 2010 and $5.2 million in Q2 2010, which is included in consolidated operating expenses within the marketing and sales category.

Operating expenses were $8.9 million in Q3 2010, compared to $7.9 million in Q2 2010. The operating expenses in both Q2 and Q3 2010 included $0.2 million of non-cash compensation expense.

GAAP income from continuing operations of $0.4 million or $0.05 per basic and diluted share in Q3 2010, compared to GAAP income from continuing operations of $0.2 million or $0.03 per basic and diluted share in Q2 2010.  GAAP income in Q3 2010 included a non-recurring $0.2 million gain in deferred rent adjustments.

Adjusted income from continuing operations was $0.4 million or $0.06 per basic share in Q3 2010, compared to Adjusted income from continuing operations of $0.5 million or $0.08 per basic and diluted share in Q2 2010. Q3 2010 Adjusted income from continuing operations excluded $0.2 million in non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.

EBITDA was $0.4 million in Q3 compared to $0.2 million in Q2. Both Q2 and Q3 2010 EBITDA reflected $0.2 million non-cash compensation expense, Q3 2010 included a non-recurring $0.2 million gain in deferred rent adjustments.

Adjusted EBITDA was $0.4 million in Q3 2010, compared to Adjusted EBITDA gain of $0.5 million in Q2 2010.  Q3 2010 Adjusted EBITDA excluded $0.2 million in non-cash compensation expense and a non-recurring $0.2 million gain in deferred rent adjustments.  Q2 2010 Adjusted EBITDA excluded $0.2 million in non-cash compensation expense and $0.1 million in severance expenses.

Cash and cash equivalents were $7.1 million at September 30, 2010, an increase of $1.2 million from the June 30, 2010 cash of $5.9 million. The increase was primarily a result of the increased revenue and net income in the quarter and the release of approximately $0.2 million of restricted cash.

As of September 30, 2010, the Company had 49 full time employees, which is compared to 46 full time employees as of June 30, 2010.

Selected quarterly metrics from continuing operations are available on Vertro’s investor relations website at: http://ir.vertro.com/results.cfm

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on November 4, 2010, at approximately 4:30 p.m. ET. Details of the call for interested parties are as follows:

Date: Thursday, November 4, 2010
Time: 4:30 p.m. ET
Dial-in number: (877) 353–0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

In July 2010, Vertro announced a 1-for-5 reverse stock split.  As a result, each holder of five outstanding shares of our common stock received one share of our common stock.  Each stockholder holds approximately the same percentage of common stock outstanding after the Reverse Split as held immediately prior to the Reverse Split, subject to adjustment for fractional shares.  All per share amounts reported in this earnings release are reflective of the 1-for-5 reverse stock split.

Vertro believes that “EBITDA”, “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. Through ALOT, consumers can discover apps which they can display through three specific products: ALOT Appbar, ALOT Toolbar and ALOT Home. These apps are developed in-house and by third party app developers and are designed to enhance the way people interact with content online. ALOT has millions of users across its products. Together these users conduct high-volumes of type-in-search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our agreement with Google, which accounts for a significant portion of our revenue, has a two year term that expires on December 31, 2010; if we are unable to renew our agreement with Google, or we renew our agreement on less favorable terms, we will likely experience a decline in revenue and our business operations may be significantly harmed, (2)  our ability to successfully execute upon our corporate strategies, (3) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (4) our ability to develop and successfully market new products and services, and (5) the potential acceptance of new products in the market.  Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q3 2010.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “EBITDA”, “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. Reconciliations of net income/loss from continuing operations and net income/loss per share to these financial measures for the three month periods ended September 30, 2010 and 2009, and June 30, 2010, and for the nine month periods ended September 30, 2010 and 2009 are included in this press release as set forth below.

Vertro, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues	$9,759	$7,389	$26,324	$19,625
Cost of services	505	479	1,374	1,380

Gross profit	9,254	6,910	24,950	18,245

Operating expenses
Marketing and sales	7,028	6,350	18,084	17,246
General and administrative	1,459	1,595	4,698	6,880
Product development	405	596	1,488	1,927
Amortization	-	106	-	146
Restructuring charges	-	-	-	(15)
Total operating expenses	8,892	8,647	24,270	26,184

Income (loss) from operations	362	(1,737)	680	(7,939)
Foreign exchange rate gain (loss)	(1)	(89)	118	(487)
Gain on sale of domain name	-	-	285	-
Other income (expense), net	20	(2)	29	(75)

Income (loss) before provision for income taxes	381	(1,828)	1,112	(8,501)

Income tax expense	13	-	55	27

Income (loss) from continuing operations	$368	$(1,828)	$1,057	$(8,528)

Income (loss) from discontinued operations	$3	$1,184	$756	$(3,483)

Gain on sale of discontinued operations	-	-	-	7,139

Net income (loss)	$371	$(644)	$1,813	$(4,872)

Basic earnings (loss) per share
Continuing operations	$0.05	$(0.28)	$0.15	$(1.27)
Discontinued operations	-	$0.18	$0.11	$(0.54)

Diluted earnings (loss) per share
Continuing operations	$0.05	$(0.28)	$0.15	$(1.27)
Discontinued operations	$-	$0.18	$0.11	$(0.54)

Weighted-average number of common
shares outstanding
Basic	6,860	6,757	6,846	6,713
Diluted	7,194	6,757	7,180	6,713

* All per share amounts reported are reflective of the reverse stock split

Vertro, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	June 30, 2010
Revenues	$9,759	$8,461
Cost of services	505	363

Gross profit	9,254	8,098

Operating expenses
Marketing and sales	7,028	5,608
General and administrative	1,459	1,802
Product development	405	535
Total operating expenses	8,892	7,945

Income from operations	362	153
Interest income, net	20	10
Exchange rate gain (loss)	(1)	50

Income before provision for income taxes	381	213

Income tax expense	13	17

Income from continuing operations	$368	$196

Income (loss) from discontinued operations	$3	$(51)

Net income	$371	$145

Basic earnings (loss) per share
Continuing operations	$0.05	$0.03
Discontinued operations	$0.00	$(0.01)

Diluted earnings (loss) per share
Continuing operations	$0.05	$0.03
Discontinued operations	$0.00	$(0.01)

Weighted-average number of common shares outstanding
Basic	6,860	6,846
Diluted	7,194	7,076

* All per share amounts reported are reflective of the reverse stock split

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
Additional information:	Ended	Ended	Ended	Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Adjusted EBITDA	401	(1,365)	1,291	(6,811)

Adjusted net income (loss)	389	(1,486)	1,343	(7,480)

Adjusted net income (loss) per share - basic	$0.06	$(0.22)	$0.20	$(1.11)

	Three Months	Three Months
Additional information:	Ended	Ended
	September 30, 2010	June 30, 2010

Adjusted EBITDA	401	503

Adjusted net income	389	532

Adjusted net income per share - basic	$0.06	$0.08

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Reconciliation of Net Income to Adjusted EBITDA
Income (Loss) from continuing operations	368	(1,828)	1,057	(8,528)
Interest (income) expense and exchange rate loss (gain)	(19)	91	(147)	562
Income tax expense	13	-	55	27
Depreciation	18	30	40	80
Amortization	-	106	-	146

EBITDA	380	(1,601)	1,005	(7,713)
Gain on sale of domain name	-	-	(285)	-
Restructuring charges	-	-	-	(15)
Rent	(200)	-	(200)	-
Severance	-	-	118	-
Non-cash compensation charges	221	236	653	917

Adjusted EBITDA	401	(1,365)	1,291	(6,811)

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	June 30, 2010

Reconciliation of Net Income to Adjusted EBITDA
Income from continuing operations	368	196
Interest (income) expense and exchange rate loss (gain)	(19)	(60)
Income tax expense	13	17
Depreciation	18	14

EBITDA	380	167

Non-cash compensation charges	221	218
Rent	(200)	-
Severance	-	118

Adjusted EBITDA	401	503

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	368	(1,828)	1,057	(8,528)
Gain on sale of domain name	-	-	(285)	-
Amortization	-	106	-	146
Restructuring charges	-	-	-	(15)
Rent	(200)	-	(200)	-
Severance	-	-	118	-
Non-cash compensation charges	221	236	653	917

Adjusted net income (loss)	389	(1,486)	1,343	(7,480)

Adjusted net income (loss) per share - basic	$0.06	$(0.22)	$0.20	$(1.11)
Adjusted net income (loss) per share - diluted	$0.05	$(0.22)	$0.19	$(1.11)
Shares used in per share calculation - basic	6,860	6,757	6,846	6,713
Shares used in per share calculation - diluted	7,194	6,757	7,180	6,713

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	June 30, 2010

Reconciliation of Net Income to Adjusted Net Income
Income from continuing operations	368	196
Rent	(200)	-
Severance	-	118
Non-cash compensation charges	221	218

Adjusted net income	389	532

Adjusted net Income per share - basic	$0.06	$0.08
Adjusted net Income per share - diluted	$0.05	$0.08
Shares used in per share calculation - basic	6,860	6,846
Shares used in per share calculation - diluted	7,194	7,076

* All per share amounts reported are reflective of the reverse stock split

Vertro, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)

	September 30,	December 31,
ASSETS	2010	2009
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$7,050	$4,837
Restricted cash	58	-
Accounts receivable, less allowances of $21 and $679, respectively	3,371	3,041
Income tax receivable	338	695
Prepaid expenses and other current assets	416	651

TOTAL CURRENT ASSETS	11,233	9,224

Property and equipment, net	383	71
Restricted cash	-	200
Other assets	330	517

TOTAL ASSETS	$11,946	$10,012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$4,016	$4,706
Accrued expenses	3,349	2,778
Income tax payable	20	299
Deferred revenue	-	25

TOTAL CURRENT LIABILITIES	7,385	7,808

Long-term liabilities	1,102	1,365

TOTAL LIABILITIES	8,487	9,173

STOCKHOLDERS’ EQUITY
Preferred stock, $.005 par value; authorized, 500 shares; none issued and outstanding	-	-
Common stock, $.005 par value; authorized, 40,000 shares; issued 7,254 and 7,128, respectively;
outstanding 6,860 and 6,770, respectively	36	35
Additional paid-in capital	271,569	270,690
Treasury stock, 394 and 358 shares at cost, respectively	(6,795)	(6,722)
Accumulated other comprehensive income	12,914	12,914
Accumulated deficit	(274,265)	(276,078)

TOTAL STOCKHOLDERS' EQUITY	3,459	839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,946	$10,012

* All per share amounts reported are reflective of the reverse stock split